UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 2, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496		77-0635673
(Commission File Number)		(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Proposed Private Placement

On November 2, 2007, Cano Petroleum, Inc. (“Cano”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 29 institutional investors (the “Investors”) pursuant to which the Investors have agreed to purchase, subject to certain closing conditions, 3,500,000 shares of Cano common stock (the “Common Shares”) at a price of $7.15 per share.  Gross proceeds from the sale of the Common Shares are anticipated to be approximately $25 million.  The specific Investors and the number of Common Shares that each Investor is purchasing is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which is filed herewith as Exhibit 10.1 and incorporated herein.

The cash proceeds from the offering will be used to retire initially approximately $23.0 million of current debt, and then be subsequently re-borrowed to accelerate the capital expenditure program, provide working capital and for general corporate purposes.

Certain Investors and affiliates of certain Investors have previously purchased equity from Cano in private placements.

In connection with entering into the Securities Purchase Agreement, on November 2, 2007, Cano also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”).  The Registration Rights Agreement provides that Cano will file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the resale of the Common Shares within 45 days after the closing date.  If the registration statement is not filed with the Commission within such time,  Cano must pay 1.0% of the aggregate purchase price of the Common Shares and an additional 1.0% for every 30 days the registration statement is not filed.  If the registration statement is not declared effective by the Commission within 90 days of the closing date if there is not any review of the registration statement by the Commission pursuant to which the SEC provides comments or within 120 days of the closing date if there is any review of the registration statement by the Commission pursuant to which the SEC provides comments, Cano must pay 1.0% of the aggregate purchase price of the Common Shares and an additional 1.0% for every 30 days it is not effective.  In addition, subject to certain exceptions, Cano is to maintain the effectiveness of the registration statement and if the effectiveness of the registration statement is not maintained, then Cano must pay 1.0% of the aggregate purchase price of the Common Shares and an additional 1.0% for every 30 days it is not maintained.  The maximum aggregate of all registration delay payments is 10% of the aggregate purchase price of the Common Shares.

The Registration Rights Agreement is filed herewith as Exhibit 4.1 and is incorporated herein.

The Common Shares offered by Cano to the Investors are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements.  This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02               Unregistered Sales of Equity Securities

As noted in Item 1.01 Entry into a Material Definitive Agreement “Proposed Private Placement,” on November 2, 2007, Cano entered into a Securities Purchase Agreement with the 29 Investors pursuant to which, upon closing, which is subject to certain conditions, the Investors will purchase an aggregate of 3,500,000 Common Shares.  The purchase price for the Common Shares will be $7.15 per share.  The exact number of Common Shares to be purchased by each Investor is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which is filed herewith as Exhibit 10.1 and incorporated herein.  The aggregate gross proceeds are anticipated to be $25,025,000.

The offer and sale of Common Shares is being made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Investors is an “accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.03               Material Modification to Rights of Security Holders.

See Item 1.01 Entry into a Material Definitive Agreement “Proposed Private Placement” regarding the Registration Rights Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

                                                (d)           Exhibits

4.1                                 Registration Rights Agreement dated November 2, 2007 by and among Cano Petroleum, Inc. and the Buyers listed therein.

10.1                           Securities Purchase Agreement dated November 2, 2007 by and among Cano Petroleum, Inc. and the Buyers listed therein.

* * * * * * *

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: November 6, 2007

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated November 2, 2007 by and among Cano Petroleum, Inc. and the Buyers listed therein.
10.1	Securities Purchase Agreement dated November 2, 2007 by and among Cano Petroleum, Inc. and the Buyers listed therein.